CAPITAL CITY BANK COMPLETES
                    FIRST UNION NATIONAL BANK PURCHASE

TALLAHASSEE, FL - Capital City Bank Group, Inc, completed its purchase of eight First Union National Bank offices located in Chipley, Sunny Hills, Port St. Joe, Keystone Heights, Starke (two offices) and Palatka (two offices). The $220 million dollar deposit acquisition enhances Capital City Bank's growing franchise, now in excess of $1.2 billion.

William G. Smith, Jr., Capital City Bank Group Chief Executive Officer, said, "We are excited about the opportunity to introduce our style of community banking with local decision makers to the area. We welcome the clients to Capital City and look forward to serving their many financial needs."

Capital City Bank Group, Inc., is a financial services company providing traditional deposit and credit services to consumers, businesses and municipalities. The Company operates 44 banking offices, 42 ATMs and 9 Bank 'N Shop locations in 17 counties in north and north central Florida. The Bank Group'd stock is traded on the NASDAQ market under the symbol CCBG.